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                                                                       EXHIBIT 5

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                                                                       EXHIBIT 5


                                              December 27, 1996



Citizens Bancshares, Inc.
10 East Main Street
Salineville, Ohio  43945

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         Reference is made to your Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 27, 1996 with respect to 750,000 shares of common stock, without par value ("Common Shares"), of Citizens Bancshares, Inc. to be offered pursuant to Citizens Bancshares, Inc. Non-Statutory Stock Option and Stock Appreciation Rights Plan (the "Plan"). We are familiar with the Plan, and we have examined such documents and certificates and considered such matters of law as we deemed necessary for the purpose of this opinion.

         Based upon the foregoing, we are of the opinion that the Common Shares offered pursuant to the Plan, when issued in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Respectfully submitted,

                                            /s/ Squire, Sanders & Dempsey L.L.P.